BOSTON
                                             CHICAGO
                                             DETROIT
LOOMIS * SAYLES * & * COMPANY, L.P.         MILWAUKEE
INVESTMENT COUNSEL                   MINNEAPOLIS - ST. PAUL
                                            NEW YORK
                                           PALM BEACH
                                            PASADENA
                                          SAN FRANCISCO
                                           WASHINGTON



CHARLES J. FINLAYSON
  VICE PRESIDENT AND
  GENERAL COUNSEL
                      ONE FINANCIAL CENTER, BOSTON, MA 02111
                                              (617) 482-2450


                    November 21, 1995





New England Funds Trust III
399 Boylston Street
Boston, MA 02116



Ladies and Gentlemen:


     With respect to our purchase from you of 8,000 shares of beneficial interest, no par value, of your New England Equity Income Fund, we hereby advise you that we are purchasing such shares with no present intention to dispose of them either through resale to others or redemption by the Trust.

                    Sincerely,

                    LOOMIS SAYLES FUNDED PENSION
                    PLAN AND TRUST


                    By:  /s/CHARLES J. FINLAYSON
                         Charles J. Finlayson
                         Chairman of the Pension Committee